UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 15, 2019 (March 14, 2019)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

221 River Street

Hoboken, New Jersey 07030

(Address of principal executive offices including zip code)

(201) 610-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2019, Newell Brands Inc. (the “Company”) entered into the Sixth Omnibus Amendment, dated as of March 14, 2019 (the “Sixth Amendment”), among Jarden Receivables, LLC (“Jarden Receivables”), the Originators party thereto, the Company, as Servicer, PNC Bank National Association, as Administrative Agent and as a Managing Agent, Wells Fargo Bank, National Association, as Issuing Lender, and each Managing Agent party thereto. The Sixth Amendment amends that certain Loan and Servicing Agreement, dated as of October 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) and that certain Receivables Contribution and Sale Agreement, dated as of October 3, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Sale Agreement” and, together with the Loan Agreement, the “Securitization Documents”).

The Sixth Amendment, among other things, (1) amends certain provisions in the Securitization Documents related to representations and warranties and affirmative and negative covenants of the Company and Jarden Receivables relating to the Company’s table top consumer business, (2) modifies the Total Indebtedness to Total Capital covenant to make it consistent with the current provisions of the Company’s revolving credit facility and (3) amends the events of termination, as follows: (i) increasing the Dilution Trigger Ratio limit from 8.5% to 14.0%; (ii) increasing the Delinquency Ratio limit from 4.25% to 8.5%; (iii) increasing the Default Ratio limit from 3.5% to 4.5%; and (iv) increasing the Days Sales Outstanding limit from 80 days to 90 days (each as defined in the Loan Agreement).

Certain of the institutions that are parties to the Securitization Documents (and their respective subsidiaries and affiliates) have in the past provided, from time to time, and may in the future continue to provide, investment banking, underwriting, lending, commercial banking, trust and other advisory services to the Company and its subsidiaries and affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries and affiliates for such services.

The foregoing description of the Sixth Amendment and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 14, 2019, the Company announced that Michael B. Polk, the Company’s President and Chief Executive Officer and member of the Company’s Board of Directors (the “Board”), will retire from the Company at the end of the second quarter.

The Board has commenced a search process to identify the Company’s next Chief Executive Officer and has retained Heidrick & Struggles, a leading global executive search firm, to assist in a thorough search process.

A copy of the March 14, 2019 press release announcing Mr. Polk’s departure is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Number	Exhibit

10.1	Sixth Omnibus Amendment, dated as of March 14, 2019, by and among Jarden Receivables, LLC, as Borrower, Newell Brands Inc., as Servicer, the Managing Agents named therein, PNC Bank, National Association, as Administrative Agent and Wells Fargo Bank, National Association, as Issuing Lender, to Loan and Servicing Agreement, dated as of October 3, 2016 and Receivables Contribution and Sale Agreement, dated as of October 3, 2016.

99.1	Press Release of Newell Brands Inc. announcing the departure of Michael Polk, dated March 14, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: March 15, 2019	By:	/s/ Bradford R. Turner Bradford R. Turner Chief Legal and Administrative Officer and Corporate Secretary